Report of Independent Registered
Public Accounting Firm

To the Shareholders and Board of
Trustees of
Delaware Group Government Funds

In planning and performing our
audits of the financial statements of
Delaware Group Government Funds
(the Trust) as of and for the year
ended July 31, 2007, in accordance
with the standards of the Public
Company Accounting Oversight
Board (United States), we considered
its internal control over financial
reporting, including control activities
for safeguarding securities, as a basis
for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form N
SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Trusts internal
control over financial reporting.
Accordingly, we express no such
opinion.

The management of the Trust is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling
this responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of controls.
A companys internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles. Such internal control
includes policies and procedures that
provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition of a
companys assets that could have a
material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with
the policies or procedures may
deteriorate.

A control deficiency exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent
or detect misstatements on a timely
basis. A significant deficiency is a
control deficiency, or combination of
control deficiencies, that adversely
affects the companys ability to
initiate, authorize, record, process or
report external financial data reliably
in accordance with generally
accepted accounting principles such
that there is more than a remote
likelihood that a misstatement of the
companys annual or interim
financial statements that is more than
inconsequential will not be prevented
or detected. A material weakness is a
significant deficiency, or
combination of significant
deficiencies, that results in more than
a remote likelihood that a material
misstatement of the annual or interim
financial statements will not be
prevented or detected.


Our consideration of the Trusts
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be significant deficiencies or
material weaknesses under standards
established by the Public Company
Accounting Oversight Board (United
States). However, we noted no
deficiencies in the Trusts internal
control over financial reporting and
its operation, including controls for
safeguarding securities, that we
consider to be a material weakness as
defined above as of July 31, 2007.

This report is intended solely for the
information and use of management
and the Board of Trustees of the
Trust and the Securities and
Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified parties.


/s/Ernst & Young

Philadelphia, Pennsylvania
September 24, 2007